UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014

Corporate Capital Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 814-00827

Maryland	27-2857503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Information set forth in Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation.

As previously reported on a Form 8-K filed on September 10, 2013, Corporate Capital Trust (the “Company”) entered into a senior secured revolving credit agreement dated September 4, 2013 (the “Credit Agreement”). The Credit Agreement currently provides for a revolving credit facility (the “Revolving Credit Facility”) consisting of loans to be made in US dollars and other foreign currencies in an initial aggregate amount of $320 million. Pursuant to a Guarantee and Security Agreement entered into among the Company, JPMorgan Chase Bank, N.A. (in its capacity as administrative agent and in its capacity as collateral agent) and the other parties thereto (the “Guarantee and Security Agreement”), the Revolving Credit Facility is secured by all of the Company’s portfolio investments, its cash and its securities accounts (in each case, subject to certain exclusions), and provides for a guaranty by certain subsidiaries of the Company. The Revolving Credit Facility includes an “accordion” feature that allows the Company, under certain circumstances, to increase the size of the facility to a maximum of $600 million.

On April 4, 2014, (the “Increase Date”) pursuant to the Credit Agreement, the Company entered into an agreement (the “Commitment Increase Agreement”) with JPMorgan Chase Bank, N.A. (in its capacity as administrative agent) to increase the aggregate amount of the Revolving Credit Facility by $170 million for a total Revolving Credit Facility size of $490 million as of the Increase Date. No other terms of the Credit Agreement were modified.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Commitment Increase Agreement between the Company and JPMorgan Chase Bank, N.A., as administrative agent for the lenders party to the Credit Agreement.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 10, 2014	CORPORATE CAPITAL TRUST, INC.

	By:	/s/ Paul S. Saint-Pierre
	Name:	Paul S. Saint-Pierre
	Title:	Chief Financial Officer